                                                                   EXHIBIT 10.58

                FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT,
             CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS

     This First Amendment to Purchase and Sale Agreement, Contribution Agreement and Joint Escrow Instructions (the "Amendment") is entered into effective as of June 6, 1997, between Kilroy Realty, L.P. ("Buyer") and Shidler West Acquisition Company, L.L.C, ("Seller").

                                   RECITALS

     A. Seller and Buyer are parties to that certain Purchase and Sale Agreement, Contribution Agreement and Joint Escrow Instructions (the"Agreement") dated as of May 12, 1997. Except as otherwise specifically set forth herein, all initially capitalized terms shall have the meaning set forth in the Agreement.

     B. Seller and Buyer anticipated that certain portions of the Properties would be leased prior to the Closing with the tenants having occupied the space and having commenced the payment or rent. Buyer and Seller currently anticipate that Midas and Sentinel will execute and deliver leases, occupy portions of the Properties and commence the payment of rent, although both Buyer and Seller are willing to accept other creditworthy tenants at rental rates not less than those set forth in the most recent draft leases delivered by Seller to Midas (the "Midas Lease") and Sentinel (the "Sentinel Lease"). Seller has informed Buyer that the Sentinel Lease has been executed and delivered. The space proposed to be leased by Midas and Sentinel pursuant to the Midas Lease and Sentinel Lease is collectively referred to herein as the "Vacant Space."

     C. In order to compensate Buyer for the loss of rent until tenants have occupied the Vacant Space and commenced the payment of rent, the parties desire to set aside One Hundred Seventy-One Thousand Dollars ($171,000) of the Purchase Price to offset any such loss on the terms and conditions set forth herein.

     D. Seller has previously elected pursuant to Section 3.3 of the Agreement to receive Four Millions One Hundred Fifty Thousand Dollars ($4,150,000) of the Purchase Price in Partnership Units.

                                   AMENDMENT

     1.   Partnership Units. Seller hereby elects to receive Three Million Nine
          -----------------
Hundred Seventy-Nine Thousand Dollars ($3,979,000) of the Purchase Price in Partnership Units and the balance of the Purchase Price in cash.

     2.   Withhold of Purchase Price. One Hundred Seventy-One Thousand Dollars
          --------------------------
of the Purchase Price ( the "Withhold") shall be withheld by Buyer from the cash portion of the Purchase Price to be deposited by Buyer into Escrow.

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     3.   Deductions from Withhold. The Withhold shall be used to compensate
          ------------------------
Buyer for loss rent resulting from the failure of Midas and Sentinel (or any other creditworthy tenant reasonably approved by Buyer) to enter into a lease, occupy portions of the Vacant Space and commence paying rent as of the Closing Date. Buyer shall be entitled to deduct from the Withhold an amount equal to the rent which Buyer would have received had a tenant or tenants occupied the Vacant Space and commenced paying rent as of the Closing Date at One Dollar ($1) per square foot per month triple net, offset by (b) the rent actually received by Buyer from any tenant which occupies and pays rent for any portion of the Vacant Space. Once the Vacant Space has been fully occupied by a tenant or tenants who have commenced paying such rent Buyer shall promptly disburse to Seller the portions of the Withhold, if any, which may remain. Seller shall not be liable to Buyer for any lost rent in excess of the Withhold.

     4.   Leasing Efforts. Upon the Closing Buyer shall endeavor to lease the
          ---------------
Vacant Space to creditworthy tenants at not less than One Dollar ($1) per square foot per month triple net, but Buyer shall have no liability to Seller for its inability to do so.

     5.   Review Period. The period for review of title set forth in Section 5
          -------------
of the Agreement and the Contingency Period has now expired, and Buyer has approved title and its diligence review subject to the conditions set forth in the May 30, 1997 letter of David Hymer to Jeffrey C. Hawken, receipt of a letter satisfactory to Buyer from The Irvine Company agreeing that the right of first offer is not triggered and the eliminations by the Title Company of Exception E and F from the Preliminary Report. Buyer shall have two (2) business days following receipt of the executed letter from The Irvine Company to approve or disapprove the letter.

     6.   No Further Amendment. Except as specifically set forth herein, the
          --------------------
Agreement shall remain unmodified, and in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.



SELLER:                            SHIDLER WEST ACQUISITION COMPANY,
                                   LLC, a California limited liability company

                                   By: /s/ Marc Brutten
                                      ---------------------------------------
                                   Name: Marc Brutten
                                        -------------------------------------
                                   Title: Managing Member
                                         ------------------------------------

BUYER: KILROY REALITY. L.P., a Delaware limited partnership

                                   By:  KILROY REALITY CORPORATION, a Maryland
                                        Corporation, its general partner
                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________

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     3.   DEDUCTIONS FROM WITHHOLD.  The Withhold shall be used to compensate
          ------------------------
Buyer for lost rent resulting from this failure of Midas and Sentinel (or any other creditworthy tenant reasonably approved by Buyer) to enter into a lease, occupy portions of the Vacant Space and commence paying rent as of the Closing Date. Buyer shall be entitled to deduct from the Withhold an amount equal to the rent which Buyer would have received had a tenant or tenants occupied the Vacant Space and commenced paying rent as of the Closing Date at One Dollar
($1) per square foot per month triple net, offset by (b) the rent actually received by Buyer from any tenant which occupies and pays rent for any portions of the Vacant Space. Once the Vacant Space has been fully occupied by a tenant or tenants who have commenced paying such rent Buyer shall promptly disburse to Seller the portions of the Withhold, if any, which may remain. Seller shall not be liable to Buyer for any lost rent in excess of the Withhold.

     4.   LEASING EFFORTS.  Upon the Closing Buyer shall endeavor to lease the
          ---------------
Vacant Space to creditworthy tenants at not less than One Dollar ($1) per square foot per month triple net, but Buyer shall have no liability to Seller for its inability to do so.

     5.   REVIEW PERIOD.  The period for review of tide set forth in Section 5
          -------------
of the Agreement and the Contingency Period has now expired, and Buyer has approved title and its diligence review subject to the conditions set forth in the May 30, 1997 letter of David Hymer to Jeffrey C. Hawken, receipt of a letter satisfactory to Buyer from The Irvine Company agreeing that the right of first offer is not triggered and the elimination by the Title Company of Exception E and F from the Preliminary Report. Buyer shall have two(2) business days following receipt of the executed letter from The Irvine Company to approve or disapprove the letter.

     6.   NO FURTHER AMENDMENT.  Except as specifically set forth herein, the
          ---------------------
Agreement shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the day and the year first above written.


SELLER:                          SHIDLER WEST ACQUISITION COMPANY,
                                 LLC, a California limited liability company


                                 By:  /s/ Marc Brutten
                                     -------------------------------------------
                                 Name:  Marc Brutten
                                       -----------------------------------------
                                 Title:  Managing Member
                                        ----------------------------------------

BUYER:                           KILROY REALTY,L.P. A Delaware limited
                                 partnership

                                 By:  KILROY REALTY CORPORATION, a
                                      Maryland corporation, its general partner

                                      By:  /s/ Jeffrey C. Hawken
                                          --------------------------------------
                                      Name:      Jeffrey C. Hawken
                                            ------------------------------------
                                      Title:      EVP & COD
                                             -----------------------------------


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